Aflac Incorporated 1st Quarter 2006 Form 10-Q

EXHIBIT 10.32

EXHIBIT "P"

RESOLUTION
Aflac Incorporated Board
February 14, 2006

     WHEREAS the intent of the 2004 AFLAC Incorporated Long-Term Incentive Plan (the "Plan") was to settle all equity awards, including Options and Stock Appreciation Rights, in shares of Company Stock; and

     WHEREAS Section 3 (d) of the Plan allows in certain circumstances for the settlement of an Option or Stock Appreciation Right in cash;

     IT IS HEREBY RESOLVED, that the Plan be amended and Section 3 (d) Substitution for Awards be replaced with the following paragraph that clarifies that all Company equity awards, including Options and Stock Appreciation Rights, be settled in shares of Company Stock:

     Substitution for Awards. In the event of (i) a liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company as a result of which the outstanding Company Stock is changed into or exchanged for cash or property or securities not of the Company's issue, (iii) a sale, exchange, or transfer of all or substantially all of the property of the Company, or one of its business units, to another person or corporation, or (iv) the direct or indirect acquisition of all or substantially all of the outstanding voting shares of the Company by another person, corporation or other entity, the Board of Directors may, in its sole discretion, arrange with the surviving entity, continuing successor, or purchasing corporation or other entity or parent thereof, as the case may be (the "Acquiring Entity"), for the Acquiring Entity to assume the Company's rights and obligations under outstanding Awards or substitute Awards based on the Acquiring Entity's stock for such outstanding Awards.  To the extent the Acquiring Entity elects not to assume the Company's rights and obligations under or substitute for such outstanding Awards, each such Award, including but not limited to Options or Stock Appreciation Rights, shall become fully exercisable and free of restrictions, as applicable, as of a date prior to such corporate transaction, as the Board so determines. Any Options or Stock Appreciation Rights which are neither assumed or substituted for by the Acquiring Corporation in connection with the corporate transaction nor exercised as of the date of the corporate transaction shall terminate and cease to be outstanding effective as of the date of the consummation of the corporate transaction.

EXH 10.32-1